Exhibit 99.1

Press Release

For Immediate Release

For Details Contact:		40W267 Keslinger Road
Edward J. Richardson	Robert J. Ben	PO BOX 393
Chairman and CEO	EVP & CFO	LaFox, IL 60147-0393 USA
Phone: (630) 208-2320	(630) 208-2203	(630) 208-2200 | Fax: (630) 208-2550

RICHARDSON ELECTRONICS REPORTS SECOND QUARTER FISCAL 2023 NET INCOME OF $5.5 MILLION OR 8.4% OF NET SALES; DECLARES QUARTERLY CASH DIVIDEND

Green Energy Solutions sales increase 150.3% over Q2 FY22; total net sales increase 22.1%

Second Quarter Highlights

•
Net sales of $65.9 million were up 22.1% from last year’s second quarter driven by increases in Power and Microwave Technologies (“PMT”), Green Energy Solutions (“GES”) and Canvys business units.
•
Backlog totaled $192.6 million in the second quarter versus $199.2 million at the end of the first quarter of fiscal 2023 and $146.9 million at the end of the second quarter of last fiscal year.
•
Gross margin was 33.2% of net sales for the second quarter of fiscal 2023 versus 32.7% of net sales in the prior year’s second quarter representing strong sales and growth in engineered solutions within the PMT and GES business units.
•
Operating income was $7.2 million in the second quarter of fiscal 2023 compared to $4.5 million for the second quarter of fiscal 2022.
•
Income tax expense was $1.5 million for the second quarter of fiscal 2023 or 21.5% versus $0.6 million in the prior year’s second quarter due to the use of federal NOLs in fiscal 2022.
•
Earnings per common share (diluted) were $0.39 for the second quarter of fiscal 2023 compared to $0.30 per common share (diluted) in the second quarter of fiscal 2022.
•
Cash and investments were $31.1 million as of November 26, 2022 compared to $35.6 million on August 27, 2022, and $40.5 million as of May 28, 2022. The use of cash was related to higher working capital to support sales growth.

LaFox, IL, JANUARY 4, 2023: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported financial results for its second quarter ended November 26, 2022. The Company also announced that its Board of Directors declared a $0.06 per share quarterly cash dividend.

“We are extremely pleased with the strong financial performance we continue to achieve because of our success capitalizing on new market opportunities, and positive demand trends underway tied to our key growth initiatives. The second quarter of fiscal 2023 was the ninth consecutive quarter of quarter of year-over-year revenue growth and positions us for another strong year of operating and financial performance for fiscal 2023,” said Edward J. Richardson, Chairman, Chief Executive Officer, and President. “In the first quarter of fiscal 2023, we began reporting a new segment, Green Energy Solutions (“GES”). With rapidly increasing sales from green energy products and customers and over $192 million in total Company backlog, we believe sales and profits will continue to significantly increase in fiscal 2023.”

Second Quarter Results

Net sales for the second quarter of fiscal 2023 increased 22.1% to $65.9 million compared to net sales of $54.0 million in the prior year’s second quarter due to higher net sales in PMT, GES and Canvys, partially offset by slightly lower sales for Healthcare. PMT sales increased $3.8 million or 10.2% from last year’s second quarter. Sales of manufactured products for our semiconductor wafer fabrication equipment customers and distributed products for RF and Microwave applications increased from the second quarter of fiscal 2022. Net sales for GES increased $7.4 million or 150.3% from last year’s second quarter. GES combines our key technology partners and engineered solutions capabilities, to design and manufacture products for the fast-growing green energy market and power management applications. Canvys sales increased by $0.9 million or 10.2% primarily due to strong customer demand in North America. Richardson Healthcare sales decreased $0.2 million or 4.7% due to a decrease in parts sales, partially offset by increases in equipment and CT tube sales.

Gross margin was 33.2% of net sales during the second quarter of fiscal 2023 compared to 32.7% of net sales during the second quarter of fiscal 2022. PMT margin increased to 34.5% from 33.7% and GES margin increased to 33.9% from 32.3% primarily due to product mix. Canvys margin as a percent of net sales decreased to 29.7% from 31.8% because of product mix and foreign exchange effects. Healthcare gross margin was 23.2% in the second quarter of fiscal 2023 compared to 24.5% in the prior year’s second quarter due to product mix.

Operating expenses were $14.7 million compared to $13.1 million in the second quarter of fiscal 2022. The increase in operating expenses resulted from higher employee compensation expenses, including incentive expense from significantly higher operating income and higher travel expenses. Operating expenses as a percentage of net sales decreased to 22.3% during the second quarter of fiscal 2023 compared to 24.3% during the second quarter of fiscal 2022 as the Company benefits from higher sales and controlled operating expenses.

The Company reported operating income of $7.2 million for the second quarter of fiscal 2023 compared to operating income of $4.5 million in the prior year’s second quarter. Other expenses for the second quarter of fiscal 2023, including interest income and foreign exchange, were $0.1 million, compared to other income of $0.2 million in the second quarter of fiscal 2022.

Income tax expense was $1.5 million for the second quarter of fiscal 2023 or 21.5% versus $0.6 million in the prior year’s second quarter due to the use of federal NOLs in fiscal 2022.

Net income for the second quarter of fiscal 2023 was $5.5 million compared to net income of $4.1 million in the second quarter of fiscal 2022. Earnings per common share (diluted) were $0.39 in the second quarter of fiscal 2023 compared to $0.30 per common share (diluted) in the second quarter of fiscal 2022.

Cash and investments at the end of the second quarter of fiscal 2023 were $31.1 million compared to $35.6 million at the end of the first quarter of fiscal 2023 and $40.5 million at the end of fiscal 2022. The Company continues to invest in inventory and working capital to support its growth initiatives and invested $1.3 million during the quarter on capital expenditures primarily related to its manufacturing business, facilities, and IT system, versus $0.8 million during the second quarter of fiscal 2022.

FINANCIAL SUMMARY – SIX MONTHS ENDED NOVEMBER 26, 2022

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Net sales for the first six months of fiscal 2023 were $133.5 million, an increase of 23.9%, compared to net sales of $107.7 million during the first six months of fiscal 2022. Sales increased by $8.7 million or 11.2% for PMT, $13.3 million or 177.9% for GES, $2.9 million or 16.5% for Canvys and $0.9 million or 16.5% for Richardson Healthcare.
•
Gross profit increased to $44.9 million during the first six months of fiscal 2023, compared to $34.0 million during the first six months of fiscal 2022. As a percentage of net sales, gross margin increased to 33.6% of net sales during the first six months of fiscal 2023, compared to 31.5% of net sales during the first six months of fiscal 2022, primarily because of a favorable product mix in PMT and GES, decreased component scrap expense and improved manufacturing absorption in Healthcare, partially offset by an unfavorable product mix and foreign currency effects in Canvys.
•
Operating expenses increased to $28.9 million for the first six months of fiscal 2023, compared to $26.6 million for the first six months of fiscal 2022. The increase in operating expenses resulted from higher employee compensation and travel expenses.
•
Operating income during the first six months of fiscal 2023 was $16.0 million, compared to an operating income of $7.3 million during the first six months of fiscal 2022.
•
Other expense for the first six months of fiscal 2023, including interest income and foreign exchange, was $0.5 million, as compared to other income of $0.1 million in the first six months of fiscal 2022.
•
The income tax provision was $3.6 million during the first six months of fiscal 2023 or 23.4% versus $0.7 million in the prior year’s first six months due to the use of federal NOLs in fiscal 2022.
•
Net income for the first six months of fiscal 2023 was $11.9 million, versus $6.8 million during the first six months of fiscal 2022. Earnings per common share (diluted) were $0.83 for the first six months of fiscal 2023 compared to $0.50 per common share (diluted) for the first six months of fiscal 2022.

CASH DIVIDEND DECLARED

The Board of Directors of Richardson Electronics declared a $0.06 quarterly cash dividend per share to holders of common stock and a $0.054 cash dividend per share to holders of Class B common stock. The dividend will be payable on February 22, 2023, to common stockholders of record as of February 3, 2023.

CONFERENCE CALL INFORMATION

On Thursday, January 5, 2023, at 9:00 a.m. Central Time, Edward J. Richardson, Chairman and Chief Executive Officer, and Robert J. Ben, Chief Financial Officer, will host a conference call to discuss the Company’s second quarter fiscal 2023 results. A question-and-answer session will be included as part of the call’s agenda.

Participant Instructions

Participants may register for the call here. While not required, it is recommended you join 10 minutes prior to the event start. A replay of the call will be available beginning at 1:00 p.m. Central Time on January 5, 2023, for seven days. Registration instructions are also on our website at www.rell.com.

In addition, the webcast link is available here.

FORWARD-LOOKING STATEMENTS

This release includes certain “forward-looking” statements as defined by the Securities and Exchange Commission. Statements in this press release regarding the Company’s business that are not historical facts represent “forward-looking” statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 1, 2022, and other reports we file with the Securities and Exchange Commission. The Company assumes no responsibility to update the “forward-looking” statements in this release as a result of new information, future events or otherwise.

ABOUT RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd. is a leading global manufacturer of engineered solutions, power grid and microwave tubes and related consumables; power conversion and RF and microwave components; high-value replacement parts, tubes, and service training for diagnostic imaging equipment; and customized display solutions. More than 60% of our products are manufactured in LaFox, Illinois, Marlborough, Massachusetts, or Donaueschingen, Germany, or by one of our manufacturing partners throughout the world. All our partners manufacture to our strict specifications and per our supplier code of conduct. We serve customers in the alternative and green energy, healthcare, aviation, broadcast, communications, industrial, marine, medical, military, scientific and semiconductor markets. The Company’s strategy is to provide specialized technical expertise and “engineered solutions” based on our core engineering and manufacturing capabilities. The Company provides solutions and adds value through design-in support, systems integration, prototype design and manufacturing, testing, logistics and aftermarket technical service and repair through its global infrastructure. More information is available at www.rell.com.

Richardson Electronics, Ltd. common stock trades on the NASDAQ Global Select Market under the ticker symbol RELL.

Richardson Electronics, Ltd.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	Unaudited	Audited
	November 26, 2022	May 28, 2022
Assets
Current assets:
Cash and cash equivalents	$26,106	$35,495
Accounts receivable, less allowance of $178 and $186, respectively	34,880	29,878
Inventories, net	97,434	80,390
Prepaid expenses and other assets	2,521	2,448
Investments - current	5,000	5,000
Total current assets	165,941	153,211
Non-current assets:
Property, plant and equipment, net	17,964	16,961
Intangible assets, net	2,025	2,010
Lease ROU asset	2,527	3,239
Other non-current assets	302	—
Non-current deferred income taxes	4,342	4,398
Total non-current assets	27,160	26,608
Total assets	$193,101	$179,819
Liabilities
Current liabilities:
Accounts payable	$24,603	$23,987
Accrued liabilities	17,074	16,110
Lease liability current	1,015	1,109
Total current liabilities	42,692	41,206
Non-current liabilities:
Non-current deferred income tax liabilities	83	85
Lease liability non-current	1,512	1,915
Other non-current liabilities	726	766
Total non-current liabilities	2,321	2,766
Total liabilities	45,013	43,972
Stockholders’ Equity
Common stock, $0.05 par value; issued and outstanding 12,022 shares on November 26, 2022 and 11,649 shares on May 28, 2022	601	582
Class B common stock, convertible, $0.05 par value; issued and outstanding 2,052 shares on November 26, 2022 and 2,053 shares on May 28, 2022	103	103
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in-capital	69,669	66,331
Retained earnings	78,254	68,031
Accumulated other comprehensive (loss) income	(539)	800
Total stockholders’ equity	148,088	135,847
Total liabilities and stockholders’ equity	$193,101	$179,819

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 26, 2022	November 27, 2021	November 26, 2022	November 27, 2021
Net sales	$65,905	$53,979	$133,462	$107,683
Cost of sales	44,054	36,322	88,584	73,729
Gross profit	21,851	17,657	44,878	33,954
Selling, general and administrative expenses	14,677	13,135	28,925	26,604
(Gain) loss on disposal of assets	(25)	2	(25)	2
Operating income	7,199	4,520	15,978	7,348
Other expense (income):
Investment/interest income	(78)	(8)	(103)	(25)
Foreign exchange loss	223	(150)	597	(123)
Other, net	(13)	6	(15)	22
Total other expense (income)	132	(152)	479	(126)
Income before income taxes	7,067	4,672	15,499	7,474
Income tax provision	1,518	550	3,626	717
Net income	5,549	4,122	11,873	6,757
Foreign currency translation gain (loss), net of tax	976	(1,420)	(1,339)	(2,422)
Comprehensive income	$6,525	$2,702	$10,534	$4,335

Net income per share:
Common shares - Basic	$0.40	$0.31	$0.87	$0.52
Class B common shares - Basic	0.36	0.28	0.78	0.46
Common shares - Diluted	0.39	0.30	0.83	0.50
Class B common shares - Diluted	0.35	0.27	0.75	0.45

Weighted average number of shares:
Common shares – Basic	11,918	11,270	11,816	11,232
Class B common shares – Basic	2,053	2,097	2,053	2,097
Common shares – Diluted	12,535	11,697	12,442	11,568
Class B common shares – Diluted	2,053	2,097	2,053	2,097

Dividends per share:
Common share	$0.060	$0.060	$0.120	$0.120
Class B common share	0.054	0.054	0.108	0.108

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	November 26, 2022	November 27, 2021	November 26, 2022	November 27, 2021
Operating activities:
Net income	$5,549	$4,122	$11,873	$6,757
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	893	859	1,776	1,688
Inventory provisions	124	57	195	140
Share-based compensation expense	213	153	524	372
(Gain) loss on disposal of assets	(25)	2	(25)	2
Deferred income taxes	27	(23)	28	12
Change in assets and liabilities:
Accounts receivable	(2,009)	1,862	(5,505)	(3,146)
Inventories	(7,658)	(4,225)	(18,126)	(9,182)
Prepaid expenses and other assets	774	(994)	(425)	(1,056)
Accounts payable	(699)	1,695	796	2,302
Accrued liabilities	(1,062)	1,032	1,147	1,512
Other	(49)	91	589	357
Net cash (used in) provided by operating activities	(3,922)	4,631	(7,153)	(242)
Investing activities:
Capital expenditures	(1,301)	(770)	(2,743)	(1,607)
Proceeds from sale of assets	193	—	193	—
Net cash used in investing activities	(1,108)	(770)	(2,550)	(1,607)
Financing activities:
Proceeds from issuance of common stock	1,517	672	2,902	724
Cash dividends paid	(831)	(792)	(1,650)	(1,578)
Other	—	(46)	(69)	(91)
Net cash provided by (used in) financing activities	686	(166)	1,183	(945)
Effect of exchange rate changes on cash and cash equivalents	(183)	(448)	(869)	(857)
(Decrease) increase in cash and cash equivalents	(4,527)	3,247	(9,389)	(3,651)
Cash and cash equivalents at beginning of period	30,633	36,418	35,495	43,316
Cash and cash equivalents at end of period	$26,106	$39,665	$26,106	$39,665

Richardson Electronics, Ltd.

Unaudited Net Sales and Gross Profit

For the Second Quarter and First Six Months of Fiscal 2023 and 2022

($ in thousands)

By Strategic Business Unit:

Net Sales
	Q2 FY 2023		Q2 FY 2022	% Change
PMT	$40,585		$36,826	10.2%
GES	12,293		4,911	150.3%
Canvys	10,079		9,150	10.2%
Healthcare	2,948		3,092	-4.7%
Total	$65,905		$53,979	22.1%

	YTD FY 2023		YTD FY 2022	% Change
PMT	$85,939		$77,261	11.2%
GES	20,804		7,485	177.9%
Canvys	20,492		17,591	16.5%
Healthcare	6,227		5,346	16.5%
Total	$133,462		$107,683	23.9%

Gross Profit
	Q2 FY 2023	% of Net Sales	Q2 FY 2022	% of Net Sales
PMT	$14,011	34.5%	$12,399	33.7%
GES	4,162	33.9%	1,587	32.3%
Canvys	2,995	29.7%	2,912	31.8%
Healthcare	683	23.2%	759	24.5%
Total	$21,851	33.2%	$17,657	32.7%

	YTD FY 2023	% of Net Sales	YTD FY 2022	% of Net Sales
PMT	$29,546	34.4%	$24,586	31.8%
GES	7,184	34.5%	2,331	31.1%
Canvys	6,261	30.6%	5,730	32.6%
Healthcare	1,887	30.3%	1,307	24.4%
Total	$44,878	33.6%	$33,954	31.5%